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                                                                   EXHIBIT 23.2


                      Consent of Independent Accountants

We consent to the reference in the Pre-Effective Amendment No. 1 to registration statement on Form S-3 (File No. 333-28575) dated July 22, 1997 of Physicians Resource Group, Inc. of our report dated April 5, 1996, except as to paragraph 4 of note 5 for which the date is April 18, 1996, on our audits of the financial statements of EyeCorp, Inc. as of December 31, 1995 and 1994 and for the two years in the period ended December 31, 1995.


Coopers & Lybrand L.L.P.
Memphis, Tennessee
July 22, 1997